Exhibit 24.1

STERIS CORPORATION

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of STERIS Corporation, an Ohio corporation (the “Registrant”), hereby constitutes and appoints Walter M Rosebrough, Jr., Michael J. Tokich and Mark D. McGinley, and each of them, his or her true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution and revocation, for him or her and in his or her name, place and stead, to sign on his or her behalf as an officer or director of the Registrant a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Shares of the Registrant to be offered in connection with the amendment and restatement of the STERIS Corporation 2006 Long-Term Equity Incentive Plan and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of July 2011.

/s/ Richard C. Breeden	/s/ Cynthia L. Feldmann
Richard C. Breeden, Director	Cynthia L. Feldmann, Director

/s/ Jacqueline B. Kosecoff	/s/ David B. Lewis
Jacqueline B. Kosecoff, Director	David B. Lewis, Director

/s/ Kevin M. McMullen	/s/ Mohsen M. Sohi
Kevin M. McMullen, Director	Mohsen M. Sohi, Director

/s/ John P. Wareham	/s/ Loyal W. Wilson
John P. Wareham, Chairman of the Board	Loyal W. Wilson, Director

/s/ Michael B. Wood	/s/ Walter M Rosebrough, Jr.
Michael B. Wood, Director	Walter M Rosebrough, Jr. President and Chief Executive Officer (Principal Executive Officer), Director
/s/ Michael J. Tokich
Michael J. Tokich
Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)